Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Marinus Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Marinus Pharmaceuticals 2014 Equity Incentive Plan and the Individual Non-Qualified Stock Option Awards (Inducement Grants) of our report dated March 9, 2021, with respect to the financial statements of Marinus Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 10, 2021